Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2015 RESULTS

Houston, TX — July 30, 2015 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $13,404,000 or $0.35 per diluted share, for the quarter ended June 30, 2015, as compared to $4,401,000 or $0.12 per diluted share, for the quarter ended June 30, 2014.  The Company reported revenue of $416,567,000 in the current quarter.  On a same-store basis, the Company reported revenue of $411,887,000 as compared to $362,801,000 in 2014.  The Company reported free cash flow of $24,839,000 in the current quarter, as compared to $18,256,000 in 2014.  Backlog as of June 30, 2015 was $712,273,000 as compared to $718,031,000 as of March 31, 2015 and $673,694,000 as of June 30, 2014.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Today we are pleased to report significant improvement in our second quarter revenue and earnings as compared to recent years.  For the second quarter our revenue increased 15%, and our earnings per share were nearly three times as high as the earnings we reported in the second quarter a year ago.  This dramatic year-over-year comparison is the result of broad-based strength combined with extraordinary performance at certain subsidiaries, and it also derives from improving conditions in our industry and our geographic markets.  Ultimately, these results demonstrate the standard-setting quality and hard work of our nationwide workforce.”

The Company reported net income attributable to Comfort Systems USA for the six months ended June 30, 2015 of $18,470,000 or $0.49 per diluted share as compared to $4,776,000 or $0.13 per diluted share, for the first six months of 2014.  The Company also reported revenue of $786,114,000.  On a same-store basis, the Company reported revenue of $766,060,000 as compared to $684,182,000 for the same period of 2014.  Free cash flow for the six months ended June 30, 2015 was $41,837,000 as compared to $5,807,000 in the first six months of 2014.

Mr. Lane concluded, “Our investments in workforce and growth initiatives during the recent challenging conditions have positioned us to take advantage of improved demand in our industry.  Cash flow in the second quarter and through the first six months has been outstanding, and will provide us with additional opportunities to invest and return capital to our stockholders.  Looking forward, we are pleased with our construction backlog and ongoing small project and service opportunities.  We expect that conditions will remain supportive for the remainder of 2015, and we are cautiously optimistic about the underlying trends for 2016.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, July 31, 2015 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8018 and enter 22733904 as the passcode.  Participants may pre-register for the call at

https://www.theconferencingservice.com/prereg/key.process?key=PF7WDCFV8.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 11:59 p.m. Central Time, Friday, August 7, 2015 by calling 1-888-286-8010 with the conference passcode of 88967040, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 90 locations in 85 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2015 and 2014

(in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(unaudited)				(unaudited)
	2015	%	2014	%	2015	%	2014	%
Revenue	$416,567	100.0%	$362,801	100.0%	$786,114	100.0%	$684,182	100.0%
Cost of services	334,518	80.3%	300,942	82.9%	639,377	81.3%	570,174	83.3%
Gross profit	82,049	19.7%	61,859	17.1%	146,737	18.7%	114,008	16.7%

SG&A	57,369	13.8%	50,573	13.9%	111,065	14.1%	100,958	14.8%
Goodwill impairment	—	—	727	0.2%	—	—	727	0.1%
Gain on sale of assets	(151)	—	(89)	—	(327)	—	(222)	—
Operating income	24,831	6.0%	10,648	2.9%	35,999	4.6%	12,545	1.8%

Interest expense, net	(387)	(0.1)%	(460)	(0.1)%	(891)	(0.1)%	(785)	(0.1)%
Changes in the fair value of contingent earn-out obligations	125	—	(130)	—	125	—	—	—
Other income (expense)	9	—	24	—	27	—	92	—

Income before income taxes	24,578	5.9%	10,082	2.8%	35,260	4.5%	11,852	1.7%
Income tax expense	8,796		3,746		12,589		4,438

Income from continuing operations	15,782	3.8%	6,336	1.7%	22,671	2.9%	7,414	1.1%

Loss from discontinued operations, net of income tax benefit of $—, $—, $— and $10	—		—		—		(15)

Net income including noncontrolling interests	15,782	3.8%	6,336	1.7%	22,671	2.9%	7,399	1.1%

Less: Net income attributable to noncontrolling interests	2,378		1,935		4,201		2,623

Net income attributable to Comfort Systems USA, Inc.	$13,404	3.2%	$4,401	1.2%	$18,470	2.3%	$4,776	0.7%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.36		$0.12		$0.49		$0.13
Loss from discontinued operations	—		—		—		—
Net income	$0.36		$0.12		$0.49		$0.13

Diluted—
Income from continuing operations	$0.35		$0.12		$0.49		$0.13
Loss from discontinued operations	—		—		—		—
Net income	$0.35		$0.12		$0.49		$0.13

Shares used in computing income per share:
Basic	37,457		37,706		37,370		37,644
Diluted	37,917		37,880		37,761		37,914

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015	%	2014	%	2015	%	2014	%

Net income including noncontrolling interests	$15,782		$6,336		$22,671		$7,399
Discontinued operations	—		—		—		15
Income taxes	8,796		3,746		12,589		4,438
Other expense (income), net	(9)		(24)		(27)		(92)
Changes in the fair value of contingent earn-out obligations	(125)		130		(125)		—
Interest expense, net	387		460		891		785
Gain on sale of assets	(151)		(89)		(327)		(222)
Goodwill Impairment	—		727		—		727
Depreciation and amortization	5,841		5,000		11,464		9,654
Adjusted EBITDA	$30,521	7.3%	$16,286	4.5%	$47,136	6.0%	$22,704	3.3%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)

Cash and cash equivalents	$40,714	$32,064
Accounts receivable, net	329,338	303,575
Costs and estimated earnings in excess of billings	33,568	27,620
Other current assets	43,202	49,933
Total current assets	446,822	413,192
Property and equipment, net	57,613	55,759
Goodwill	143,569	140,341
Identifiable intangible assets, net	44,123	45,666
Other noncurrent assets	10,922	10,792
Total assets	$703,049	$665,750

Current maturities of long-term capital lease obligations	$287	$317
Accounts payable	117,780	106,211
Billings in excess of costs and estimated earnings	90,322	77,446
Other current liabilities	116,072	98,663
Total current liabilities	324,461	282,637
Long-term debt	19,000	39,500
Long-term capital lease obligations	396	529
Other long-term liabilities	17,679	21,691
Total liabilities	361,536	344,357
Comfort Systems USA, Inc. stockholders’ equity	324,315	306,281
Noncontrolling interests	17,198	15,112
Total stockholders’ equity	341,513	321,393
Total liabilities and stockholders’ equity	$703,049	$665,750

Selected Cash Flow Data (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
Cash provided by (used in):
Operating activities	$30,245	$22,385	$50,660	$13,601
Investing activities	$(5,917)	$(51,488)	$(14,684)	$(59,153)
Financing activities	$(22,506)	$38,212	$(27,326)	$43,257

Free cash flow:
Cash from operating activities	$30,245	$22,385	$50,660	$13,601
Purchases of property and equipment	(5,685)	(4,452)	(9,308)	(8,334)
Proceeds from sales of property and equipment	279	323	485	540

Free cash flow	$24,839	$18,256	$41,837	$5,807

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.